As filed with the Securities and Exchange Commission on May 4, 2000
                                              Registration No.  333-____________
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                    Form S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                _______________

                               Rome Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                      16-1573070
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                            100 West Dominick Street
                           Rome, New York 13440-5810
                                 (315) 336-7300
         (Address, including Zip Code, of principal executive offices)
                                _______________

                   Rome Bancorp, Inc. 2000 Stock Option Plan
                                      and
             Rome Bancorp, Inc. 2000 Recognition and Retention Plan
                           (Full title of the Plans)
                                _______________

                             Mr. Charles M. Sprock
                     President and Chief Executive Officer
                               Rome Bancorp, Inc.
                           c/o The Rome Savings Bank
                           100 West Dominick Street
                           Rome, New York 13440-5810
                                (315) 336-7300

                                   Copy to:
                            V. Gerard Comizio, Esq.
                   1700 Pennsylvania Avenue, N.W., Suite 800
                             Washington, DC 20006
                                (202) 347-8400
(Name and address, including Zip Code, telephone number and area code, of agent for service)
                                _______________

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

 Title of Securities to be   Amount to be Registered(1)        Proposed Maximum       Proposed Maximum Aggregate       Amount of
 Registered                                              Offering Price Per Share(2)      Offering Price (2)        Registration Fee

------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par
 value                               216,629                     $6.65625                   $1,441,936.781               $381.00
====================================================================================================================================


(1) Based on the total number of shares of common stock of Rome Bancorp, Inc. (the "Company") reserved for issuance upon the exercise of options granted pursuant to the Rome Bancorp, Inc. 2000 Stock Option Plan ("Option Plan") and the total number of shares of common stock authorized for awards under the Rome Bancorp, Inc. 2000 Recognition and Retention Plan (the "RRP"). There are 166,638 shares of common stock reserved for awards under the Option Plan and 49,991 shares authorized for awards under the RRP (collectively, the "Plans"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 216,629 restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $6.65625 per share, the average of the daily bid and ask prices of common stock of the Company on the Nasdaq National Market System at the close of trading on April 27, 2000.
--------------------------------------------------------------------------------

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2. Registrant Information and Employee Plan Annual Information.

          Not required to be filed with the Commission.

          Note: The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities Act of 1933, as amended ("Securities Act"). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

                                    PART II

Item 3. Incorporation of Documents by Reference.

          The following document and information heretofore filed with the Commission by Rome Bancorp, Inc.("Registrant") (File No. 000-27481) are incorporated by reference in this registration statement and the prospectuses to which this registration statement relates:

     (1) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A dated September 29, 1999; and

     (2) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended ("Exchange Act"); and

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal year ended December 31, 1999 and prior to the date of the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Rome Bancorp, Inc. will provide without charge to each person to whom the prospectuses are delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to David C. Nolan, Rome Bancorp, Inc., 100 West Dominick Street, Rome, New York 13440-5810. Telephone requests may be directed to (315) 336-7300.

     All information appearing in this registration statement and the prospectuses is qualified in its entirety by the detailed information appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Tenth Article of the Registrant's Certificate of Incorporation provides for indemnification of its directors and officers against any and all liabilities, judgments, fines and reasonable settlements, costs and expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaws of the Registrant. The Tenth Article also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification of directors and officers may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See the Exhibits Index.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

     (2) For the purpose of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Oneida, State of New York on May 3, 2000.

                                      Rome Bancorp, Inc.
                                      (Registrant)

                                      By: /s/ Charles M. Sprock
                                          ---------------------
                                          Charles M. Sprock
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                         Title                    Date
          ----                         -----                    ----
/s/Charles M. Sprock       Chairman of the Board,            May 3, 2000
-------------------------  President and
Charles M. Sprock          Chief Executive Officer
                           (Principal Executive Officer)
/s/David C. Nolan          Treasurer and Chief Financial     May 3, 2000
-------------------------  Officer (Principal Financial
David C. Nolan             Officer)

/s/Bruce R. Engelbert      Director                          May 3, 2000
-------------------------
Bruce R. Engelbert

/s/David C. Grow           Director                          May 3, 2000
-------------------------
David C. Grow

/s/Kirk B. Hinman          Director                          May 3, 2000
-------------------------
Kirk B. Hinman

/s/T. Richard Leidig       Director                          May 3, 2000
-------------------------
T. Richard Leidig

/s/Richard H. McMahon      Director                          May 3, 2000
-------------------------
Richard H. McMahon

/s/Michael J. Valentine    Director                          May 3, 2000
-------------------------
Michael J. Valentine

/s/Marion C. Scoville      Director                          May 3, 2000
-------------------------
Marion C. Scoville

                                EXHIBITS INDEX


Exhibit
Number                        Description of Exhibits
--------------------------------------------------------------------------------

 4.1 Certificate of Incorporation of Rome Bancorp Inc., filed on June 11, 1999 as Exhibit 3.1 to Registrant's Registration Statement on Form SB-2 (File No. 333-80487), is incorporated herein by reference.

 4.2 Bylaws of Rome Bancorp Inc., filed on June 11, 1999 as Exhibit 3.2 to Registrant's Registration Statement on Form SB-2 (File No. 333-80487), is incorporated herein by reference.

 4.3 Form of Stock Certificate, filed on June 11, 1999 as Exhibit 4.3 to Registrant's Registration Statement on Form SB-2 (File No. 333-80487), is incorporated herein by reference.

 5.1  Opinion of Thacher Proffitt & Wood.

23.1  Consent of KPMG LLP.

23.2  Consent of Thacher Proffitt & Wood (included in Exhibit 5.1).

99.1 Rome Bancorp, Inc. 2000 Stock Option Plan filed on April 5, 2000 as Exhibit A to Registrant's Proxy Statement on Schedule 14A, is incorporated herein by reference.

99.2 Rome Bancorp, Inc. 2000 Recognition and Retention Plan filed on April 5, 2000 as Exhibit B to Registrant's Proxy Statement on Schedule 14A, is incorporated herein by reference.